As filed with the Securities and Exchange Commission on May 14, 1997.
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            TF Financial Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                           74-2705050
-------------------------------                         -------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                                  3 Penns Trail
                           Newtown, Pennsylvania 18940
                                 (215) 579-4000
                    (Address of principal executive offices)

                            TF Financial Corporation
                             1997 Stock Option Plan

                            ------------------------
                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
            (Name, address and telephone number of agent for service)

                             ---------------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
Title of                                   Proposed Max-        Proposed Max-        Amount of
Securities to         Amount to            imum Offering        imum Aggregate       Registration
be Registered         be Registered        Price Per Unit       Offering Price (2)   Fee (2)(3)

Common Stock

$.10 par value            240,000(1)       $(2)                 $4,019,250           $1,217.84
==========================================================================================================

(1) The maximum number of shares of common stock issuable upon exercise of options granted or to be granted under the TF Financial Corporation 1997 Stock Option Plan consists of 240,000 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions are being registered hereunder for which no additional fee is required.
(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. A total of 240,000 shares are being registered hereby, of which 161,000 shares are under option at an exercise price of $16.50 per share ($2,656,500 in the aggregate). The remainder of such shares, which are not presently subject to options (79,000 shares), are being registered based upon the last reported sale price of the common stock of TF Financial Corporation as reported on the Nasdaq National Market on May 10, 1997, of $17.25 per share ($1,362,750 in the aggregate) for a total offering of $4,019,250.
(3) Under Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

** THIS DOCUMENT CONSTITUTES THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.**

PROSPECTUS
----------

                                        240,000 Shares

                                        --------------

                                   TF FINANCIAL CORPORATION
                                         COMMON STOCK
                                  (Par Value $.10 Per Share)

                                        --------------

                                   TF FINANCIAL CORPORATION
                                    1997 STOCK OPTION PLAN

                                        --------------

        This Prospectus relates to 240,000 shares of common stock, par value $.10 per share (the "Common Stock"), of TF Financial Corporation (the "Company"), a Delaware corporation which is the savings and loan holding company of Third Federal Savings Bank (the "Savings Bank"), which may be issued from time to time by the Company to holders of Options granted or to be granted by the Company to officers, employees and directors of the Company and any subsidiary of the Company pursuant to the TF Financial Corporation 1997 Stock Option Plan (the "Plan"). Holders of options granted or to be granted under the Plan (the "Options") are referred to herein as "Optionees." Each offer made under the Plan pursuant to this Prospectus is made at the price and on the terms and conditions contained in the stock option agreements entered into between the Company and each Optionee.

        This Prospectus is for use as of the date hereof and in subsequent years. Information which is likely to change from year to year will be included in appendices to this Prospectus.

        The issued and outstanding Common Stock of the Company is traded in the over-the-counter market, and transactions are reported on the Nasdaq National Market under the symbol "THRD". Shares of Common Stock which may be issued upon exercise of Options granted or to be granted under the Plan, will also be traded in over-the-counter market. On May 14, 1997, the last reported sales price of the Common Stock in the National Market System was $17.25 per share.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                   The date of this Prospectus is May 14, 1997

        No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                            TF Financial Corporation
                             1997 Stock Option Plan

                                                                     Page
                                                                     ----

General Plan Information..........................................   1

Administration....................................................   2

Purpose...........................................................   2

Securities to be Offered..........................................   2

Eligibility to Participate in Plan................................   2

  Term of the Plan................................................   3
  Stock Option Agreements.........................................   3
  Option Price....................................................   3
  Limitations on Grant of Options.................................   4
  Option Period...................................................   4
  Non-transferability.............................................   4
  Conditions of Exercise..........................................   4
  Payment for Options.............................................   5
  Cashless Exercise...............................................   5
  Issuance of Common Stock........................................   5
  Options Granted to Directors...................................    5
  Dividend Equivalent Rights......................................   6

Recapitalization, Merger, Consolidation, Change in
 Control and Similar Transactions.................................   6

Amendment and Termination of the Plan.............................   7

Restrictions on Resale............................................   7

Federal Income Tax Consequences...................................   8

Annual Report to Shareholders.....................................   9

Additional Information............................................   9

Legal Opinion.....................................................   9

Appendix A........................................................ A-1
  Administration.................................................. A-1
  Number of Shares Subject to Plan................................ A-1
  Participation in the Plan....................................... A-1
  Outstanding Awards.............................................. A-1

                            TF Financial Corporation
                             1997 Stock Option Plan

General Plan Information
------------------------

        This Prospectus relates to 240,000 shares of the Common Stock, par value $.10 per share, of TF Financial Corporation (the "Company"), which will be offered upon exercise of options granted or to be granted under the Company's 1997 Stock Option Plan (the "Plan"). Holders of options granted or to be granted under the Plan (the "Options") are referred to herein as "Optionees." Each offer made under the Plan pursuant to this Prospectus is made at the price and on the terms and conditions contained in the stock option agreements entered into between the Company and each Optionee.

        The Company was formed under the laws of the State of Delaware for the purpose of becoming a savings and loan holding company and became the parent corporation of Third Federal Savings Bank (the "Savings Bank") on July 13, 1994, (the "Effective Date") at which time the Company acquired all of the shares of capital stock of the Savings Bank. The Board of Directors of the Company adopted the Plan at its meeting on January 21, 1997. The Plan is to continue in effect for a period of ten years from the Effective Date (i.e., January 21, 2007), unless earlier terminated or extended by the Company.

        Pursuant to the Plan, 240,000 shares of Common Stock were reserved for issuance by the Company upon exercise of Stock Options ("Options") awarded to officers, employees and directors of the Company and the Bank. Options granted under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options not so qualifying ("Non-Incentive Stock Option").

        Subject to certain limitations, no gain or loss is recognized for federal income tax purposes by the recipient of Options (the "Optionee") under the Plan upon the exercise of an Incentive Stock Option, and no tax deduction is available to the Company as a result of the exercise. Upon the exercise of a Non-Incentive Stock Option, the Optionee generally recognizes ordinary income to the extent that the exercise price is less than the fair market value of the Common Stock on the date of exercise. The Company is entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Optionee at the time of such income recognition. See "Federal Income Tax Consequences."

        The Plan is not qualified under Section 401(a) of the Code and it is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        The statements herein concerning the terms and provisions of the Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Plan document as filed as Exhibit 4.1 to the Registration Statement of which this Prospectus is a part.

        Additional updating and other information with respect to the Plan and the Common Stock offered hereby may be provided in the future to holders of Options by means of one or more supplements or appendices to this Prospectus. Additional information about the Plan (including a copy of the Plan), plan administration, and the Company may be obtained at the Company's principal offices, which are located at 3 Penns Trail, Newtown, Pennsylvania 18940. The Company's telephone number is (215) 579-4000.

Administration
--------------

        The Plan is administered by a committee of the Company's Board of Directors (the "Committee"). The Plan provides that the Committee will consist of not less than two non-employee directors of the Company. The members of the Committee are appointed by the Board and serve at the pleasure of the Board. Members of the Committee shall be "Non-employee Directors" within the meaning of Rule 16b-3 promulgated under Rule 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

        Subject to the express provisions of the Plan and resolutions adopted by the Board, the Committee has authority to interpret the Plan, to prescribe, amend, and rescind the rules and regulations relating to the Plan, and to determine the form and content of Options to be issued under the Plan. In addition, the Committee is authorized to make all other determinations deemed necessary or advisable for the administration of the Plan and shall have and may exercise such other power and such authority as may be delegated to it by the Board from time to time. All decisions, determinations, and interpretations of the Committee shall be final and conclusive to all persons affected thereby.

        Additional information about the Plan and the Committee may be obtained from the Company at the address of the Company listed under "General Plan Information." For a list of the current members of the Committee, see "Administration" at Appendix A.

Purpose
-------

        The purpose of the Plan is to promote the interests of the Company by attracting and retaining the best available personnel for positions of substantial responsibility to serve as officers, directors, and employees of the Company and to provide additional incentive to such officers, directors, and employees of the Company to promote the success of the Company's business.

Securities to be Offered
------------------------

        The aggregate number of shares of Common Stock which may be issued pursuant to Options granted or to be granted under the Plan is 240,000 shares, subject to certain adjustments for changes in the capital structure of the Company, as described below. See "Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions." Any shares subject to an Option award under the Plan which expire or are terminated unexercised will again be available for issuance under the Plan.

Eligibility to Participate in Plan
----------------------------------

        Options to purchase Common Stock under the Plan may be awarded to officers, directors, key employees, and other persons of the Company, the Savings Bank, and any present or future parent or subsidiary corporations. Incentive Stock Options may only be granted to employees of the Company, the Savings Bank, and any of their parent or subsidiary corporations. In selecting participants under the Plan (the "Participants") and in determining the number of Options to be granted to each Participant, the Committee may consider the nature of the services rendered by each Participant, each Participant's current and potential contribution to the Company, and such other factors as the Committee, in its sole discretion, shall deem relevant. In no event shall shares subject to Options granted to non-employee directors in the aggregate under the Plan exceed 30% of the total number of shares authorized for delivery under the Plan. See "Purchases of Securities Pursuant to the Plan and Payment for Securities Offered - Options Granted to Directors."

        For a description of the number of persons currently eligible to participate in the Plan and the number of persons actually participating in the Plan, see "Participation in the Plan" at Appendix A.

Purchases of Securities Pursuant to the Plan and Payment for Securities Offered

        Term of the Plan. The Plan was effective January 21, 1997, and unless previously terminated, the Plan shall continue in effect for a term of ten years, after which no further awards may be granted. The future expiration of the Plan, or its termination by the Board, will not affect any Option previously granted. Notwithstanding the foregoing, the granting of Incentive Stock Options, in order to qualify as such under the Code, shall not be made beyond ten years after the date of adoption of the Plan by the Company.

        Stock Option Agreements. The Options granted under the Plan are evidenced by stock option agreements (the "Option Agreements") substantially in the form of the Option Agreements filed as exhibits to the Registration Statement of which this Prospectus is a part. Each Option Agreement, and any amendment thereto, will contain terms and conditions consistent with the requirements of the Plan as the Committee shall determine. The Option Agreements shall constitute the only form of reports which Participants shall receive related to the status of Options granted or which are exercisable under the Plan.

        The Plan provides that the Board of Directors of the Company may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided that no such modification, extension or renewal shall confer on the Optionee any right or benefit which could not be conferred by the grant of a new Option at such time, and shall not materially decrease the Optionee's benefits under the Option without the Optionee's consent, except as provided under Section 18 of the Plan, which permits modification of the Plan. See "Amendment and Termination of the Plan."

        Option Price. The exercise price for the purchase of shares subject to an Incentive Stock Option at the date of grant may not be less than 100 percent (100%) of the Fair Market Value of the shares covered by the Incentive Stock Option on that date. If an Optionee owns Common Stock representing more than ten percent of the outstanding Common Stock at the time an Incentive Stock Option is granted, then the Option Price shall not be less than 110 percent (110%) of the Fair Market Value of the Common Stock at the time the Incentive Stock Option is granted. No more than $100,000 of Incentive Stock Options can become exercisable for the first time in any one year for any one person. Pursuant to the Plan, the exercise price per share for Non-Incentive Stock Options shall be the price as determined by the Committee, but in no event less than the Fair Market Value of the Common Stock on the date of grant. See "Options Granted to Directors" below. The exercise price of Options must be paid for in full in cash or shares of Common Stock, or a combination of both.

        If the Common Stock is listed on a national securities exchange at the time of granting an Option awarded pursuant to the Plan, then the exercise price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Option is granted; or if there were no sales on said date, then the price shall be not less than the mean between the bid and ask price on such date. If the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option, then the exercise price per share shall be not less than the mean between the bid and ask price on the date the Option is granted or, if there is no bid and ask price on said date, then on the next prior business day on which there was a bid and ask price. If no such bid and ask price is available, then the exercise price per share shall be determined by the Committee in good faith.

        Limitations on Grant of Options. Except as may be specifically provided by the terms of the Plan, the granting of Options is made at the sole discretion of the Committee. Further, the aggregate Fair Market Value of the Common Stock for which an employee may be granted Options which become first exercisable in any calendar year may not exceed $100,000. Notwithstanding the foregoing limitation, the Committee may grant Options in excess of this limitation, provided said Options are clearly and specifically designated as not being Incentive Stock Options, as defined in Section 422 of the Code.

        Option Period. The term of exercisability of an Option granted under the Plan shall be established by the Committee, but may not be for more than ten years from the date of grant of the Option, except in the case of an Optionee who owns stock representing more than 10% of the Common Stock outstanding at the time an Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five years from the date of the grant. In general, Options will not be exercisable after the expiration of their term as set forth in the Plan and/or the Option Agreement.

        In the event that an Optionee ceases to serve as an employee of the Company for any reason other than permanent and total disability or death, an exercisable Incentive Stock Option will generally continue to be exercisable for three months but in no event after the expiration date of the Option. In the event of the permanent and total disability or death of an Optionee during such service, an exercisable Incentive Stock Option will continue to be exercisable for one year in the case of disability and two years in the case of death, to the extent exercisable by the Optionee immediately prior to his or her permanent and total disability or death, but in no event after the expiration date of such Options. The terms and conditions of Non-Incentive Stock Options relating to the impact of an Optionee's termination of employment or service, permanent and total disability or death shall be such terms as the Committee, in its sole discretion, shall determine at the time of the grant of such Options in the Option Agreement or upon termination, permanent and total disability, or death.

        Under the Plan, the Committee's determination regarding whether an Optionee's employment or service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

        Non-transferability. No Option granted under the Plan is transferable other than by will or the laws of descent and distribution.

        Conditions of Exercise. Options may be exercised only during the periods specified in the Plan or the Option Agreement, certain information as to which is provided above (see "Option Period"). Except as described above and as may be limited by an Option Agreement, there is no limitation upon the number of Options that may be exercised in any one year, and Options not exercised in any one year may be exercised in subsequent years over the term of the Option. The Committee may impose additional conditions upon the rights of an Optionee to exercise any Option which are not inconsistent with the terms of the Plan, and in the case of Incentive Stock Options, not inconsistent with the requirements for qualification under Section 422 of the Code. Incentive Stock Options will be first exercisable at the rate of 20% following one year after the date of grant and 20% annually thereafter, provided such individual remains an employee, director or director emeritus; however, the exercisability of such Options shall be accelerated in the event of the death or permanent and total disability of the Optionee, or a change in control in accordance with the Plan. Such Options will remain exercisable for up to ten years from the date of grant.

        Payment for Options. Under the Plan, full payment for each share of Common Stock purchased upon the exercise of any Option shall be made at the time of exercise of such Option and shall be paid in cash (in United States dollars), Common Stock, or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment has been received by the Company, and no Optionee shall have any of the rights of a shareholder of the Company until the shares of Common Stock are issued to him or her.

        Cashless Exercise. An Optionee who has held an Option for at least six months may engage in the "cashless exercise" of the Option. In a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, he can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Company.

        Issuance of Common Stock. Shares issued to Optionees upon exercise of Options shall be either newly issued shares of the Company, treasury shares or shares purchased in the market, at the Company's discretion. In either case, the Optionee shall not pay any fees, commissions, or other charges for such Common Stock other than the exercise price as stated in the Option Agreement. Cash proceeds from the sale of Common Stock issued pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Shares of Common Stock shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Common Stock shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "1933 Act"), the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed.

        Inability of the Company to obtain approval from any regulatory body or authority deemed by the Company or counsel thereto to be necessary for the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Common Stock. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from any additional registration requirements of federal or state securities laws.

        Options Granted to Directors. Non-Incentive Stock Options to purchase 12,000 shares of Common Stock will be granted to each Director of the Company who is not an Employee as of the Effective Date, at an exercise price equal to the Fair Market Value of the Common Stock on such date of grant. Non-Incentive Stock Options to purchase 8,000 shares of Common Stock will be granted to each Director of the Savings Bank who is not otherwise a Director of the Company or an Employee as of the Effective Date, at an exercise price equal to the Fair Market Value of the Common Stock on such date of grant. The Options will be first exercisable at the rate of 20% on the one year anniversary of the Effective Date and 20% annually thereafter during such periods of service as a Director or Director Emeritus of the Company or the Savings Bank. Such Options shall continue to be exercisable for a period of ten years following the date of grant without regard to the continued services of such Director as a Director or Director Emeritus. Notwithstanding the foregoing, upon the death or Disability of the Director or Director Emeritus, such Options shall be deemed immediately 100% exercisable and shall remain exercisable for a period of three years from such date of death or Disability. In the event of the Optionee's death, such Options may be exercised by the personal representative of his estate or person or persons to whom his rights under such Option shall have passed by will or by the laws of descent and distribution. Options may be granted to newly appointed or elected non-employee Directors within the sole discretion of the Committee. The exercise price per Share of such Options granted shall be equal to the Fair Market Value of the Common Stock at the time such Options are granted. All Options awarded as of the Effective Date shall have Dividend Equivalent Rights associated with such Options. All outstanding Awards shall become immediately exercisable in the event of a Change in Control of the Savings Bank or the Company. Unless otherwise inapplicable, or inconsistent with the provisions of this paragraph, the Options to be granted to Directors hereunder shall be subject to all other provisions of this Plan.

        Dividend Equivalent Rights. The Committee, in its sole discretion, may include as a term of any Option, the right of the Optionee to receive Dividend Equivalent Rights. Such rights shall provide that upon the payment of a dividend on the Common Stock, the holder of such Options shall receive payment of compensation in an amount equivalent to the dividend payable as if such Options had been exercised and such Common Stock held as of the dividend record date. Such rights shall expire upon the expiration or exercise of such underlying Options. Such rights are non-transferable and shall attach to Options whether or not such Options are immediately exercisable. The dividend equivalent payments associated with Options shall be paid to the Option holder at the dividend payment date of the Common Stock. All Options granted by the Committee to Employees as of the Effective Date shall have Dividend Equivalent Rights associated with such Options. All Options granted to non-employee Directors of the Company or the Savings Bank as of the Effective Date shall have Dividend Equivalent Rights associated with such Options.

Recapitalization,   Merger,  Consolidation,   Change  in  Control,  and  Similar
Transactions
--------------------------------------------------------------------------------

        Subject to any required action by the shareholders of the Company, within the sole discretion of the Committee, the aggregate number of shares of Common Stock for which Options may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise price per share of Common Stock of each Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without a receipt of consideration by the Company (other than by shares held by dissenting stockholders).

        In the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation, or other extraordinary corporate action, the Committee, in its sole discretion, shall have the power, prior to or subsequent to such action or events, to (i) appropriately adjust the number of shares of Common Stock subject to each Option, the exercise price per share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Options; (ii) cancel any or all previously granted Options, providing that appropriate consideration is paid to the Optionee in connection therewith; and/or (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate, or advisable. However, no action may be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code.

        The Committee has at all times the power to accelerate the exercise date of all Options granted under the Plan; provided, however, the exercisability of such Options may be accelerated only in the event of death, permanent and total disability, or change in control in accordance with the Plan. In the case of any change in control of the Company as determined by the Committee, all outstanding options shall become immediately exercisable. A change in control is defined in the Plan as: (i) the sale of all, or a material portion, of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; (iii) a change of control of the Company as otherwise defined by the Office of Thrift Supervision ("OTS") or its regulations; and (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of Section 13(d) of the 1934 Act and rules and regulations promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to a transaction in which the purchase of shares by underwriters in connection with a public offering of Common Stock, or the purchase of shares of up to 25% of any class of securities of the Company by a tax-qualified employee stock benefit plan. The determination of the Committee as to whether a change in control has occurred shall be conclusive and binding.

Amendment and Termination of the Plan
-------------------------------------

        The Board of Directors may alter, suspend, or discontinue the Plan, except that no action of the Board may increase the maximum number of shares permitted to be optioned under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratification by the shareholders of the Company. Unless otherwise terminated by the Board of Directors, the Plan shall continue in effect for a term of ten years from the Effective Date, after which no future awards of Options may be granted.

Restrictions on Resale
----------------------

        Unless specifically included as a term and condition of any Option, there are no restrictions on the resale of Common Stock acquired upon the exercise of Options. The Plan permits the Committee to provide as a condition to the exercise of an Option that the shares acquired upon the exercise of such Options may be subject to a "Right of Repurchase" by the Company. At this time, the Company has no intention to grant Options subject to such "Right of Repurchase." Such shares of Common Stock, however, may be resold only in compliance with the registration requirements of the 1933 Act, and applicable state securities laws.

        Under the 1933 Act, affiliates of the Company generally may resell shares of Common Stock purchased pursuant to the Plan only (i) in accordance with the provisions of Rule 144 under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act.

        As defined in Rule 405 under the 1933 Act, an affiliate of the Company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board, by contract or otherwise. Therefore, each Optionee should consult his counsel concerning whether he is an affiliate of the Company and the attendant restrictions on the resale under the 1933 Act of Common Stock acquired pursuant to the Plan.

        In addition, the receipt of an Option to purchase Common Stock by an officer or director of the Company, or the beneficial owner of 10% or more of the outstanding Common Stock, is a reportable transaction under Section 16 of the 1934 Act, and Forms 3, 4, or 5 are required to be filed with the Securities and Exchange Commission in connection with such transaction. The sale by an officer, director, or 10% holder of Common Stock issued upon an exercise of an Option within six months after the receipt of such Option may create liability of such persons to the Company under the "short-swing profit" provisions of
Section 16(b) of the 1934 Act.

Federal Income Tax Consequences
-------------------------------

        Under present federal tax laws, awards under the Plan will have the following consequences:

          1. The grant of an Option will not by itself result in the recognition of taxable income to the Optionee nor entitle the Company to a deduction at the time of such grant.

          2. The exercise of an Option which is an "Incentive Stock Option" within the meaning of Section 422 of the Code generally will not, by itself, result in the recognition of taxable income to the Optionee nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the Option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax for the Optionee. The Optionee will recognize capital gain or loss upon resale of the shares received upon such exercise, provided that such shares are held for at least one year after the Option exercise or two years after the grant of the Option, whichever is later. Generally, if the shares are not held for that period, the Optionee will recognize ordinary income upon disposition in an amount equal to the difference between the exercise price and the fair market value on the date of exercise, or, if less, the sales proceeds of the shares acquired pursuant to the exercise of such Option.

          3. The exercise of a Non-Incentive Stock Option will result in the recognition of ordinary income by the Optionee on the date of exercise in an amount equal to the difference between the exercise price and the fair market value, on the date of exercise, of the shares acquired pursuant to the exercise of such Option.

          4. Receipt of income as a result of Dividend Equivalent Rights held by an Optionee will be taxable as ordinary income when received.

        5.The Company will be allowed a tax deduction for federal tax purposes equal to the amount of ordinary income recognized by an Optionee at the time the Optionee recognizes such ordinary income under either an Incentive Stock Option or a Non- Incentive Stock Option .

        The foregoing provides a general summary of the federal income tax consequences applicable to Optionees under the Plan. Each Optionee is urged to consult his or her own tax advisor for information regarding applicable federal and state tax consequences.

Annual Report to Shareholders
-----------------------------

        The Company's financial statements for the period ended December 31, 1996, as contained in the Company's Form 10-K are incorporated by reference in the Registration Statement to which this Prospectus is a part. In the future, the Company's latest Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of business on such record date. Any person wishing to receive a copy of such Annual Report may obtain a copy by writing the Company at the address set forth above under "Additional Information."

Additional Information
----------------------

        Additional updating information with respect to the Common Stock and the Plan covered herein may be provided in the future to participants under the Plan by means of appendices to this Prospectus. The nature and frequency of any reports to be made to participants as to their participation in the Plan will be determined by the Committee.

        The Company upon written or oral request, will provide without charge to any person to whom this Prospectus is delivered: a copy of the Plan, a copy of its latest Annual Report to Stockholders (when available) and a copy of any and all of the documents that have been incorporated by reference in Item 3 of Part II of the Registration Statement of which this Prospectus is a part, and that such documents are deemed incorporated by reference in this 1933 Act Section 10(a) Prospectus. Further, other documents required to be delivered to Plan participants as specified in Item 9 of Part II of the Registration Statement are available upon request. Any such request can be oral or in writing and should be addressed to the Corporate Secretary, TF Financial Corporation, 3 Penns Trail, Newtown, Pennsylvania 18940. The Registrant's telephone number is (215) 579-4000.

Legal Opinion
-------------

        The validity of the Common Stock offered hereby has been passed on for the Company by Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005.

                                   APPENDIX A

                        ADDITIONAL INFORMATION CONCERNING
                                       THE
                            TF FINANCIAL CORPORATION
                             1997 STOCK OPTION PLAN
                              (As of May 14, 1997)

Administration
--------------

        The Board has appointed Directors Dusek, Olsen, and Gola as members of the Committee responsible for administration of the 1997 Stock Option Plan ("Plan").

Number of Shares Subject to Plan
--------------------------------

        On January 21, 1997, Options covering 161,000 shares of the Common Stock were outstanding, which were granted at an exercise price of $16.50 per share. As of the date of this Appendix, 240,000 shares of Common Stock remain issuable under the Plan, which provides for the issuance of Options for a total of 240,000 shares of Common Stock.

Participation in the Plan
-------------------------

        As of April 30 , 1997, the Company and its subsidiaries had approximately 157 employees who, in the opinion of the Company's management, are eligible to participate in the Plan. Of such persons, as of April 30, 1997, five executive officers of the Company and the Bank and seven non-employee members of the Board of the Company and the Bank held Options to purchase Common Stock under the Plan.

Outstanding Awards
------------------

        The following table presents information with respect to the outstanding Options under the Plan as of the date of this Appendix A.

                               Number of Shares Presently     Number of Persons      Exercise Price
          Grant Date               Subject to Options           Holding Awards          Per Share
-------------------------      --------------------------     -----------------      --------------

January 21, 1997                         161,000                      12               $16.50

Total Awards Outstanding                 161,000                      12               $16.50


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
--------------------------------------------------------

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at present rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.

               The   following   documents   filed  with  the   Commission   are
incorporated by reference in the Registration Statement and the Prospectus constituting Part I of such Registration Statement:

     (1) The Company's Registration Statement on Form S-1 (No. 33-76960) filed with the Commission on March 28, 1994 and amendments thereto;

     (2) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal ended December 31, 1996, as filed with the Commission;

     (3) The Company's Definitive Proxy Statement related to the 1997 Annual Meeting of Stockholders as filed with the Commission on;

     (4) The Company's Registration Statement on Form 8-A as filed with the Commission on March 16, 1994;

     (5) Information as to the Options which will be included in the future either in the Company's proxy statements, annual reports or appendices to this Prospectus.

        All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

        Not applicable  because  the  Company's Common Stock is registered under
Section 12 of the 1934 Act.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

        Not applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

        Section 145 of the Delaware General Corporation Law authorizes a corporation such as the registrant to indemnify officers, directors, employees, and agents under certain circumstances. Section 145 requires indemnification of directors, officers, employees, and agents who have been successful on the merits or otherwise in defense of certain actions, suits, proceedings claims, issues, and matters. Article XVIII of the registrant's Certificate of Incorporation provides for indemnification.

        Section 102(b)(7) of the Delaware General Corporation Law allows for the limitation of liability of directors. Article XVII of the registrant's Certificate of Incorporation provides for the limitation of liability of directors.

        The registrant believes that these provisions assist the registrant in, among other things, attracting and retaining qualified persons to serve the registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the registrant and effectively reduce the ability of stockholders to sue on behalf of the registrant because certain suits could be barred or amounts that might otherwise be obtained on behalf of the registrant could be required to be repaid by the registrant to an indemnified party.

        Additionally, the Company has in force a Directors and Officers Liability Policy underwritten by St. Paul Mercury Insurance Co. with a $7.5 million aggregate limit of liability and an aggregate deductible of $100,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

        Not applicable since no restricted securities within the meaning of Rule 144 of the Securities Act of 1933 will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits
-----------------

        For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings
---------------------

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, TF Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Newtown and the Commonwealth of Pennsylvania, on the 14th day of May 1997.

                                      TF Financial Corporation

                                      By:  /s/John R. Stranford
                                           ------------------------------------
                                           John R. Stranford
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of TF Financial Corporation, do hereby severally constitute and appoint John R. Stranford our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said John R. Stranford may deem necessary or advisable to enable TF Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John R. Stranford shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

/s/John R. Stranford                            May 14, 1997     /s/Robert N. Dusek                               May 14, 1997
--------------------------------        ---------------------    -------------------------------------        ----------------
John R. Stranford                               Date             Robert N. Dusek                                       Date
President and Chief Executive Officer                            Chairman of the Board
(Principal Executive Officer)                                    and Director

/s/Carl F. Gregory                              May 14, 1997     /s/George A. Olsen                               May 14, 1997
--------------------------------        ---------------------    --------------------------------------       ---------------
Carl F. Gregory                                 Date             George A. Olsen                                       Date
Director                                                         Director

/s/Thomas J. Gola                               May 14, 1997     /s/William C. Niemczura                          May 14, 1997
--------------------------------        ---------------------    ------------------------------------          ----------------
Thomas J. Gola                                  Date             William C. Niemczura                                  Date
Director                                                         Senior Vice President
                                                                 (Principal Financial and Accounting Officer)


                                INDEX TO EXHIBITS

Exhibit Description                                                             Page

         4.1          TF Financial Corporation                                    __
                      1997 Stock Option Plan

         4.2          Form of Stock Option Agreement to be entered into           __
                      with Optionees with respect to Stock Options

         5.1          Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to the   __
                      validity of the Common Stock being registered

         23.1         Consent of Malizia, Spidi, Sloane & Fisch, P.C. (appears    __
                      in their opinion filed as Exhibit 5.1)

         23.2         Consent of Independent Accountants

         24           Reference is made to the Signatures section of this         __
                      Registration Statement for the Power of Attorney
                      contained therein